Exhibit 10.1

AMENDMENT TO THE AEHR TEST SYSTEMS

CONVERTIBLE NOTE PURCHASE AND CREDIT FACILITY AGREEMENT

AND 9.0% NOTES

This Amendment (this “Amendment”) to the Aehr Test Systems Convertible Note Purchase and Credit Facility Agreement dated April 10, 2015 (the “Original Purchase Agreement”) and each of the 9.0% Convertible Secured Notes Due 2017 issued or issuable thereunder (the “9.0% Notes”) is made as of August 22, 2016, by and between Aehr Test Systems, a California corporation (the “Company”), and the undersigned Purchasers (as defined under the Original Purchase Agreement), who also are “Holders” (as defined under the 9.0% Notes). All references to “Purchasers” in this Amendment shall also be references to “Holders” under the 9.0% Notes.

WHEREAS, the Company and the undersigned Purchasers wish to amend the Original Purchase Agreement and the 9.0% Notes and the other Transaction Documents (as defined under the Original Purchase Agreement), as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.     The second sentence of Section 2(a) of the 9.0% Notes (whether already issued or issuable in the future) is hereby amended and restated in its entirety to read as follows:

“For the purposes hereof, “Maturity Date” means April 10, 2019.”

The definition of “Securities” found in Section 11 of the 9.0% Notes (whether already issued or issuable in the future) is hereby amended by replacing “April 10, 2017” with “April 10, 2019”. Other references to the “9.0% Convertible Secured Note Due 2017” and other references to the due date of the 9.0% Notes throughout the Transaction Documents shall be adjusted in accordance with the foregoing.

2.     Section 4(a) of the 9.0% Notes (whether already issued or issuable in the future) is hereby amended and restated in its entirety to read as follows:

“(a)     The Company may, upon not more than sixty (60) days but not less than fifteen (15) days’ notice (the date all of the holders of this Security received such notice is referred to as the “Forced Conversion Notice Date”), subject to the conditions set forth below, convert up to the principal amount of this Security plus accrued and unpaid interest (although Holder may elect to have accrued but unpaid interest paid in cash) to, but excluding, the Forced Conversion Date (a “Forced Conversion”) on the date of Forced Conversion (the “Forced Conversion Date”) at the then applicable Conversion Price if the Weighted Average Price of the Common Stock on each Trading Day during the thirty (30) consecutive Trading Days ending on the Trading Day prior to the date of mailing of the notice of Forced Conversion (such date, the “Notice Date” and such period, the “Measuring Period”) is no less than $6.51 (as adjusted for any stock dividend, stock split, reverse stock split, stock combination, reorganization, reclassification or similar transaction either after the Subscription Date or during the Measuring Period), provided, that in no event shall the Company effect any Forced Conversion if the number of shares to be issued and issuable upon such forced conversion exceeds 25% of the arithmetic average of the daily trading volume (as reported by

Bloomberg) of the Company’s Common Stock during each Trading Day of the Measuring Period.”

3.     The definition of “Conversion Price” found in Section 11 of the 9.0% Notes (whether already issued or issuable in the future) is hereby amended and restated in its entirety to read as follows:

““Conversion Price” means $2.30 per share of Common Stock, such amount being subject to adjustment in all respects as provided in Section 3 of this Note.”

4.     The definition of “Excluded Securities” found in Section 11 of the 9.0% Notes (whether already issued or issuable in the future) is hereby amended and restated in its entirety to read as follows:

““Excluded Securities” means any shares of Common Stock issued or issuable: (i) in connection with any Approved Stock Plan not to exceed a maximum of an aggregate of 900,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) per calendar year relating to or arising from grants of options or stock under all Approved Stock Plans; (ii) pursuant to the terms of the Securities; provided that the terms of such Securities are not amended, modified or changed on or after the Subscription Date; (iii) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; (iv) to suppliers or third party service providers in connection with the provisions of goods or services pursuant to transaction approved by the Board of Directors; and (v) to the venture capital arm of any one (but not more than one) customer of the Company as may be approved by the Board of Directors of the Company (provided, that such entity is in the regular business of making venture capital investments); provided, however that any shares of Common Stock issued or issuable pursuant to clause (iv) above shall not be considered "Excluded Securities" if and to the extent such Common Stock issued or issuable upon such event is in excess of 400,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) when aggregated with any other shares of Common Stock that have been issued or will be issuable in connection with any event described in clause (iv) above, in each case as may be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction.”

5.     The definition of “Securities” found in Section 11 of the 9.0% Notes (whether already issued or issuable in the future) is hereby amended by replacing “April 10, 2017” with “April 10, 2019”.

6.     The term “Due 2017” in Exhibit A of the Original Purchase Agreement and the title of the 9.0% Notes shall be replaced with “Due 2019”; and the term “due 2017” in Section 1(a) of the Original Purchase Agreement and the first sentence of the 9.0% Notes shall be replaced with “due 2019”.

7.     The Company agrees and acknowledges that it cannot and will not borrow any additional money or funds from the Purchasers (whether under the Original Purchase Agreement, as amended, or otherwise), without the Purchasers’ further express written agreement.

8.     The Company represents and warrants to the Purchasers that each of the representations and warranties of the Company contained in Section 3 of the Original Purchase Agreement or in any other Transaction Document is true and correct in all material respects on and as of the date hereof (except for (i) representations and warranties that are already qualified by a materiality standard, which are true in all respects, and (ii) representations and warranties that speak as of a specific date which shall be true and correct as of such specified date). No Material Adverse Effect (as defined in the Original Purchase Agreement) has occurred after April 10, 2015. The date hereof shall be treated as a “Closing Date” for purposes of the Original Purchase Agreement.

9.     The Company hereby (i) affirms and confirms each of its pledges, grants and other agreements under each Security Document, and (ii) agrees that, notwithstanding the effectiveness of this Amendment, each Security Document, and all pledges, grants and other agreements thereunder shall continue to be in full force and effect in respect of, and to secure, the Obligations. The Company hereby (a) affirms that the Liens granted in or pursuant to the Security Agreement and any other Transaction Document are valid and subsisting and remain perfected first priority security interests in favor of the Purchasers both before and after giving effect to this Amendment, subject only to such exceptions as expressly provided for under the Transaction Documents, and (b) agrees that this Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Security Agreement or any other Transaction Document.

10.    The Company represents and warrants that there have been no changes to the Perfection Certificate since the initial Closing Date other than as expressly set forth in Schedule 1 to this Amendment. The Company covenants that within 30 days after the date hereof, it shall take all actions reasonably requested by the Purchasers to comply with the Company’s obligations under Section 4 of the Security Agreement (including clauses (g) and (h) thereof) and Section 5 of the Security Agreement.

11.    The Company represents and warrants to the Purchasers that the Company has (a) delivered to the Purchasers duly authorized and executed 9% Notes in the principal amount of $6,110,000 (including a principal amount of $2,000,000 issued upon conversion of 5% Notes) and (b) performed and complied in all material respects with all agreements, obligations and conditions contained in the Original Purchase Agreement and the other Transaction Documents (as defined in the Original Purchase Agreement) that are or were required to be performed or complied with by it on or before the date hereof, and the Company has obtained all approvals, consents and qualifications necessary to issue all 5% Notes and 9% Notes and all Common Stock and other Convertible Securities issuable upon conversion of the 9% Notes.

12.    To date, there has been no Event of Default (as defined in either the 5% Notes and/or 9% Notes), or event which, with the giving notice or passage of time or both, would become an Event of Default.

13.    The Company represents and warrants to the Purchasers that the Company has a sufficient number of duly authorized and unissued shares of Common Stock reserved solely for the issuance of Common Stock issuable upon conversion of the 9% Notes, including any shares of Common Stock issuable following the effectiveness of this Amendment. The Company covenants and agrees with the Purchasers that it shall always reserve and keep available a sufficient number of duly authorized and unissued shares of Common Stock solely for the issuance of Common Stock issuable upon conversion of the 9% Notes.

14.    The Company covenants and agrees with the Purchasers that it shall promptly file and/or amend its registration statement on Form S-3 (and keep it effective) so that the Purchasers will be able to sell under such Form S-3 registration statement any and all of the shares of Common Stock issuable upon conversion of any and all of the 9% Notes, including any shares of Common Stock issuable following the effectiveness of this Amendment.

15.    The Company on behalf of itself and each of itself, its Affiliates, successors and assigns, each of their past and present officers, directors, employees, shareholders, advisers, agents and representatives (the “Releasing Persons”), hereby releases and forever discharges the Purchasers and all of their Affiliates (as defined in the 9% Notes) and each of their officers, directors, employees, partners, advisors and representatives (the “Released Persons”), from all possible claims, demands, actions, causes of action, damages, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, which such Releasing Person may now have or may hereafter have against a Purchaser or any other Released Person, for any action or inaction taken on or prior to the date hereof with respect to or relating to the Original Purchase Agreement, the 5.0% and 9.0% Notes or any other Transaction Documents. The Company hereby acknowledges and agrees that it does not (and each Releasing Person does not) have any defenses, counterclaims, offsets, cross-claims, claims or demands of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the liability of the Company to repay the Purchasers as provided in the Original Purchase Agreement, the 9.0% Notes or any other Transaction Document or to seek affirmative relief or damages of any kind or nature from the Purchasers.

16.    This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. This Amendment may be executed and exchanged by facsimile or .pdf signature, all of which shall be deemed to be effective.

17.    The Company represents and warrants to the Purchasers that this Amendment has been duly authorized and duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

18.    Upon the execution of this Amendment by the Company and each of the Purchasers, this Amendment shall be binding upon all parties to the Original Purchase Agreement and the 9.0% Notes.

19.    Except as set forth herein, the Original Purchase Agreement, the 9.0% Notes and the other Transaction Documents shall remain in full force and effect and shall be binding on all parties thereto. All terms not otherwise defined herein shall have the meanings prescribed to them in the Original Purchase Agreement, the 9.0% Notes and the other Transaction Documents. This

Amendment shall be deemed to be a Transaction Document for purposes of the Original Purchase Agreement, the 9.0% Notes and any other Transaction Document. All references to “Transaction Document(s)” (whether the Original Purchase Agreement, the 9% Notes, the 5% Notes, the Security Agreement or any other Transaction Documents) herein and in any and all Transaction Documents shall also include the terms of this Amendment, so that each Transaction Document is deemed amended by this Amendment for all purposes, and this Amendment is hereby incorporated by reference into each Transaction Document.

20.    Except as expressly set forth above, this Amendment shall not by implication or otherwise alter, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Purchasers, or any terms, conditions or obligations of the Company, under Original Purchase Agreement and the 9.0% Notes or any other Transaction Document, each of which shall remain in full force and effect. Nothing contained in this Amendment shall, or shall be deemed to, constitute a waiver of any past, present or future violation of any provision of the Original Purchase Agreement, the 9.0% Notes or any other Transaction Document, or constitute a course of dealing or other basis for altering any provision thereof. Except as expressly set forth herein, nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Original Purchase Agreement, 9.0% Note or any other Transaction Document in similar or different circumstances. The Purchasers reserve all of their rights and remedies under the Original Purchase Agreement, 9.0% Note or any other Transaction Document. This Amendment shall be governed by and construed in accordance with the laws of New York State, without giving effect to conflict of laws provisions.

* * *

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date set forth above.

COMPANY:

AEHR TEST SYSTEMS

By:	/s/ Gayn Erickson
Name: GAYN ERICKSON
Title: CEO, AEHR TEST

 [Signature Page to the Amendment to the Aehr Test Systems Convertible Note Purchase and Credit Facility Agreement and 9.0% Notes]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date set forth above.

PURCHASER:

QUINTESSENCE FUND L.P.

By: QVT Associates GP LLC, its general partner

By:	/s/ Tracy Fu
Name: Tracy Fu
Title: Managing Member

[Signature Page to the Amendment to the Aehr Test Systems Convertible Note Purchase and Credit Facility Agreement and 9.0% Notes]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date set forth above.

PURCHASER:

QVT FUND V LP

By: QVT Associates GP LLC, its general partner

By:	/s/ Tracy Fu
Name: Tracy Fu
Title: Managing Member

[Signature Page to the Amendment to the Aehr Test Systems Convertible Note Purchase and Credit Facility Agreement and 9.0% Notes]